UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2014 (September 18, 2014)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Exchange Agreement

On September 18, 2014, Linn Energy, LLC (the “Company”), through two of its wholly-owned subsidiaries, entered into an definitive exchange agreement (the “Exchange Agreement”) to trade certain oil and natural gas properties and related assets located primarily in the Permian Basin to Exxon Mobil Corporation (“ExxonMobil”) in exchange for certain of ExxonMobil’s oil and natural gas properties and related assets in California’s South Belridge Field, subject to closing conditions (the “Exchange”). The Company anticipates that the Exchange will close in the fourth quarter of 2014 with an effective date of June 1, 2014. There can be no assurance that all of the conditions to closing the Exchange will be satisfied.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2014. A copy of the press release announcing the Exchange is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release of Linn Energy, LLC dated September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: September 22, 2014	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary